UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2025
CASTELLUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-41526	27-4079982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1934 Old Gallows Road, Suite 350
Vienna, VA 22182
(Address of principal executive offices, including zip code)
(703) 752-6157
(Registrant’s telephone number, including area code)
Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTM	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events
As previously announced on June 12, 2025 Castellum, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors named on the signature pages thereto and other purchasers (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers in a public offering an aggregate of 4,166,667 units (the "Units" with each Unit consisting of one (1) share of common stock, par value $0.0001 ("Common Stock"), and one (1) warrant to purchase one share of Common Stock (the “Warrant”, or collectively, the "Warrants"), at a purchase price of $1.20 per Unit, for aggregate gross proceeds to the Company of approximately $5 million, before deducting the placement agent fees and estimated offering expenses payable by the Company (the “Offering”). Each Warrant is exercisable into shares of Common Stock at $1.22 and expired on August 12, 2025, subject to the terms and conditions set forth therein.

The Company announced today that Purchasers have exercised an aggregate of 3,673,666 Warrants that are exercisable into 3,673,666 shares of Common Stock for total gross proceeds of $4,481,873. Pursuant to the terms of the placement agency agreement dated as of June 12, 2025 with Maxim Group LLC (“Maxim”), who acted as the exclusive lead placement agent in connection with the Offering, the Company has agreed to pay Maxim a cash fee equal to 3.5% of the aggregate proceeds from the exercise of the Warrants, which totals $156, 866.

On August 14, 2025, the Company issued a press release announcing the aggregate Warrant exercises described in this Item 8.01. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Title
99.1	Press Release dated August 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASTELLUM, INC.

Date: August 15, 2025	By:	/s/ Glen R. Ives
	Name:	Glen R. Ives
	Title:	Chief Executive Officer (Principal Executive Officer)